Exhibit 99.1

Clearwater Paper Reports Fourth Quarter and Full Year 2013 Results

SPOKANE, Wash.--(BUSINESS WIRE)--February 5, 2014--Clearwater Paper Corporation (NYSE:CLW) today reported financial results for the fourth quarter and full year of 2013.

The company reported net sales of $470.2 million for the fourth quarter of 2013, compared to net sales of $462.7 million for the fourth quarter of 2012. Net earnings determined in accordance with generally accepted accounting principles, or GAAP, for the fourth quarter of 2013 were $82.9 million, or $3.87 per diluted share, compared to net earnings of $19.9 million, or $0.84 per diluted share, for the fourth quarter of 2012. The 2013 fourth quarter GAAP net earnings included a $59.7 million net benefit, comprised of a $62.8 million benefit from the release of reserves for uncertain tax positions, $1.0 million of after-tax expense associated with the mark-to-market impact of directors’ equity-based compensation and $2.1 million of after-tax expense associated with the closing of the company’s Thomaston, Georgia, converting and distribution facility. Excluding those items, fourth quarter 2013 adjusted net earnings were $23.1 million, or $1.09 per diluted share, compared to fourth quarter 2012 adjusted net earnings of $19.4 million, or $0.82 per diluted share.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, was $61.0 million for the fourth quarter of 2013. Adjusted EBITDA of $65.4 million was up 16.7% compared to fourth quarter 2012 Adjusted EBITDA of $56.1 million. The increase in EBITDA and Adjusted EBITDA was due primarily to approximately $7.0 million of contribution from our through-air-dried, or TAD, expansion.

"Strong fourth-quarter performance reflects the strength of the company’s team to succeed despite the high level of competition in the marketplace,” said president and chief executive officer Linda Massman. "The Pulp and Paperboard division also generated a record $43.2 million in Adjusted EBITDA.”

During the fourth quarter, the company completed its $100 million share buyback program. Under the program, the company repurchased 2.1 million shares at an average cost of $48.31 per share.

FOURTH QUARTER 2013 SEGMENT PERFORMANCE

Consumer Products

Net sales in the Consumer Products segment were $282.1 million for the fourth quarter of 2013, slightly higher than fourth quarter 2012 net sales of $280.6 million. This increase was primarily driven by increased TAD sales, partially offset by lower non-retail sales. Operating income decreased to $14.4 million from $22.9 million in the prior year period, driven by lower shipments, $3.1 million of costs related to the closure of the company’s Thomaston facility, higher pulp, energy, packaging and labor costs as well as increased depreciation year over year. Adjusted operating income of $17.5 million for the fourth quarter of 2013, after adjusting out $3.1 million of costs related to the Thomaston facility closure, was down $5.4 million from the same period in 2012.

  Total tissue sales volumes of 128,470 tons in the fourth quarter of 2013 were down 1.7% compared to the fourth quarter of 2012. Converted product cases shipped were 13.342 million, flat compared to the fourth quarter of 2012.
  Average net selling prices increased 2.3% to $2,196 per ton in the fourth quarter of 2013, compared to the fourth quarter of 2012 due to improved mix from increased TAD sales.

Pulp and Paperboard

Net sales in the Pulp and Paperboard segment were $188.0 million for the fourth quarter of 2013, up 3.3% compared to fourth quarter 2012 net sales of $182.1 million. The increase was primarily due to stable volumes reflecting strong market backlogs and higher pricing in the fourth quarter of 2013 compared to the fourth quarter of 2012. Operating income for the quarter increased $11.4 million to $37.2 million, compared to $25.8 million for the fourth quarter of 2012, primarily due to improved sales mix and lower maintenance and fiber costs, partially offset by higher energy costs.

  Paperboard sales volumes decreased 0.8% to 188,776 tons in the fourth quarter of 2013, compared to 190,339 tons in the fourth quarter of 2012.
  Paperboard net selling prices increased 4.5% to $978 per ton compared to the fourth quarter of 2012 as a result of price increases implemented during the year.

Taxes

The company’s GAAP tax rate for the fourth quarter of 2013 was a benefit of 206.5% compared to an expense of 30.2% in the fourth quarter of 2012. The benefit in 2013 is predominantly a result of the release of uncertain tax position reserves related to alternative fuel mixture tax credits. On an adjusted basis, the fourth quarter 2013 tax rate was approximately 26.6%. The company expects its annual GAAP and adjusted tax rates to be approximately 38% for 2014.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, the company presents its results for the fourth quarters of 2013 and 2012, including EBITDA, Adjusted EBITDA, adjusted net earnings and adjusted net earnings per diluted share. These amounts are not in accordance with GAAP, and accordingly reconciliations to net earnings and net earnings per diluted share as determined in accordance with GAAP are included at the end of this press release. The company presents these amounts because management believes they assist investors and analysts in comparing the company’s performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.

CONFERENCE CALL INFORMATION

A live audio webcast and conference call will be held today, Wednesday, February 5, 2014, at 2 p.m. Pacific time (5 p.m. Eastern time). Investors may access the conference call by dialing 877-303-9241 (for U.S./Canada investors) or 760-666-3575 (for international investors). The audio webcast may be accessed on the company's website at http://ir.clearwaterpaper.com/events.cfm. An accompanying presentation including supplemental information will be available for downloading at the same site at 1:05 p.m. Pacific time (4:05 p.m. Eastern time). The webcast will be audio only. The company recommends that investors download the accompanying presentation prior to the call.

For those unable to participate in the call, an archived recording will be available through the Clearwater Paper Corporation website at www.clearwaterpaper.com under "Investor Relations" following the conference call.

ABOUT CLEARWATER PAPER

Clearwater Paper manufactures quality consumer tissue, away-from-home tissue, parent roll tissue, machine-glazed tissue, bleached paperboard and pulp at 14 manufacturing locations in the U.S. and Canada. The company is a premier supplier of private label tissue to major retailers and wholesale distributors. This includes grocery, drug, mass merchants and discount stores. The company also produces bleached paperboard used by quality-conscious printers and packaging converters. Clearwater Paper's employees build shareholder value by developing strong customer relationships through quality and service.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including market competition and adjusted tax rates for 2014. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, customer acceptance and timing of purchases of the company’s new TAD products and quantity; competitive pricing pressures for the company’s products, including as a result of increased capacity as additional manufacturing facilities are operated by the company’s competitors; difficulties with the optimization and realization of the benefits expected from the company’s new TAD paper machine and converting lines at North Carolina; the loss of business from a significant customer; manufacturing or operating disruptions, including IT system failures, equipment malfunction and damage to the company’s manufacturing facilities; changes in the cost and availability of wood fiber and wood pulp; changes in transportation costs and disruptions in transportation services; labor disruptions; changes in costs for and availability of packaging supplies, chemicals, energy and maintenance and repairs; changes in customer product preferences and competitors' product offerings; changes in expenses and required contributions associated with the company’s pension plans; environmental liabilities or expenditures; changes in the U.S. and international economies and in general economic conditions in the regions and industries in which the company operates; increased supply and pricing pressures resulting from increasing Asian paper production capabilities; cyclical industry conditions; reliance on a limited number of third-party suppliers for raw materials; inability to successfully implement the company’s expansion strategies; the company’s qualification to retain, or ability to utilize, tax credits associated with alternative fuels or cellulosic biofuels and the tax treatment associated with receipt of such credits; and other risks and uncertainties described from time to time in the company's public filings with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this press release and the company does not undertake to update any forward-looking statements.

For additional information on Clearwater Paper, please visit the company’s website at www.clearwaterpaper.com.

Clearwater Paper Corporation
Consolidated Statements of Operations
Unaudited (Dollars in thousands - except per-share amounts)

	Three Months Ended				For the Years Ended
	December 31,				December 31,
	2013		2012		2013		2012
Net sales	$470,159	100%	$462,701	100%	$1,889,830	100%	$1,874,304	100%
Costs and expenses:
Cost of sales	(401,404)	85%	(396,428)	86%	(1,671,371)	88%	(1,607,872)	86%
Selling, general and administrative expenses	(30,466)	6%	(30,793)	7%	(119,131)	6%	(121,045)	6%
Total operating costs and expenses	(431,870)	92%	(427,221)	92%	(1,790,502)	95%	(1,728,917)	92%
Income from operations	38,289	8%	35,480	8%	99,328	5%	145,387	8%
Interest expense, net	(11,252)	2%	(7,021)	2%	(44,036)	2%	(33,796)	2%
Debt retirement costs	-	-	-	-	(17,058)	1%	-	-
Earnings before income taxes	27,037	6%	28,459	6%	38,234	2%	111,591	6%
Income tax benefit (provision)	55,825	12%	(8,607)	2%	68,721	4%	(47,460)	3%
Net earnings	$82,862	18%	$19,852	4%	$106,955	6%	$64,131	3%
Net earnings per common share:
Basic	$3.91		$0.86		$4.84		$2.75
Diluted	3.87		0.84		4.80		2.72
Average shares outstanding (in thousands):
Basic	21,188		23,181		22,081		23,299
Diluted	21,401		23,532		22,264		23,614

Clearwater Paper Corporation
Condensed Consolidated Balance Sheets
Unaudited (Dollars in thousands)

	December 31,	December 31,
	2013	2012

ASSETS
Current assets:
Cash	$23,675	$12,579
Restricted cash	1,500	-
Short-term investments	70,000	20,000
Receivables, net	158,874	154,143
Taxes receivable	10,503	20,828
Inventories	267,788	231,466
Deferred tax assets	37,538	17,136
Prepaid expenses	5,523	12,314
Total current assets	575,401	468,466

Property, plant and equipment, net	884,698	877,377
Goodwill	229,533	229,533
Intangible assets, net	40,778	47,753
Pension assets	4,488	-
Other assets, net	9,927	10,327
TOTAL ASSETS	$1,744,825	$1,633,456

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$190,648	$165,596
Current liability for pensions and other postretirement employee benefits	8,778	9,137
Total current liabilities	199,426	174,733

Long-term debt	650,000	523,933
Liability for pensions and other postretirement employee benefits	109,807	204,163
Other long-term obligations	52,942	50,910
Accrued taxes	2,658	78,699
Deferred tax liabilities	124,898	60,124
Stockholders' equity, excluding accumulated other comprehensive loss, net of tax	663,187	656,587
Accumulated other comprehensive loss, net of tax	(58,093)	(115,693)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,744,825	$1,633,456

Clearwater Paper Corporation
Consolidated Statements of Cash Flows
Unaudited (Dollars in thousands)

	For the Years Ended December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$106,955	$64,131
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	90,272	79,333
Non-cash adjustments to unrecognized taxes	(75,308)	3,275
Deferred tax provision	5,629	12,870
Equity-based compensation expense	10,960	9,703
Employee benefit plans	10,131	9,366
Deferred issuance costs and discounts on long-term debt	4,964	2,010
Disposal of plant and equipment, net	1,493	2,003
Changes in working capital, net	(15,022)	61,281
Changes in taxes receivable, net	10,325	(10,828)
Excess tax benefits from equity-based payment arrangements	-	(15,837)
Changes in non-current accrued taxes, net	569	960
Funding of qualified pension plans	(15,050)	(20,627)
Changes in restricted cash	(32)	769
Other, net	471	284
Net cash flows from operating activities	136,357	198,693

CASH FLOWS FROM INVESTING ACTIVITIES
Changes in short-term investments, net	(50,000)	35,001
Additions to plant and equipment	(90,593)	(203,776)
Cash paid for acquisitions, net of cash acquired	-	(9,264)
Proceeds from sale of assets	-	1,035
Net cash flows from investing activities	(140,593)	(177,004)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	275,000	-
Repayment of long-term debt	(150,000)	-
Purchase of treasury stock	(100,000)	(18,650)
Payments for long-term debt issuance costs	(4,837)	(2)
Payment of tax withholdings on equity-based payment arrangements	(4,831)	(13,234)
Excess tax benefits from equity-based payment arrangements	-	15,837
Other, net	-	(1,500)
Net cash flows from financing activities	15,332	(17,549)
Increase in cash	11,096	4,140
Cash at beginning of period	12,579	8,439
Cash at end of period	$23,675	$12,579

Clearwater Paper Corporation
Segment Information
Unaudited (Dollars in thousands)

	Three Months Ended				For the Years Ended
	December 31,				December 31,
	2013		2012		2013		2012
Segment net sales:
Consumer Products	$282,147	60%	$280,645	61%	$1,149,692	61%	$1,134,556	61%
Pulp and Paperboard	188,012	40%	182,056	39%	740,138	39%	739,748	39%
Total segment net sales	$470,159	100%	$462,701	100%	$1,889,830	100%	$1,874,304	100%

Operating income:
Consumer Products	$14,415	38%	$22,927	65%	$52,799	53%	$93,347	64%
Pulp and Paperboard	37,167	97%	25,802	73%	95,781	96%	103,910	71%
	51,582		48,729		148,580		197,257
Corporate	(13,293)	35%	(13,249)	37%	(49,252)	50%	(51,870)	36%
Income from operations	$38,289	100%	$35,480	100%	$99,328	100%	$145,387	100%

Clearwater Paper Corporation
Reconciliation of Consolidated Net Earnings to EBITDA and Adjusted EBITDA
Unaudited (Dollars in thousands)

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net earnings	$82,862	$19,852	$106,955	$64,131
Add back:
Interest expense, net[1]	11,252	7,021	61,094	33,796
Income tax (benefit) provision	(55,825)	8,607	(68,721)	47,460
Depreciation and amortization expense	22,688	20,856	90,272	79,333
EBITDA[2]	$60,977	$56,336	$189,600	$224,720

Directors' equity-based compensation expense	1,392	(337)	4,084	1,369
Costs associated with Thomaston facility closure	3,064	-	5,977	-
Expenses associated with Metso litigation	-	71	-	2,019
Loss on sale of foam assets	-	-	-	1,014
Adjusted EBITDA[3]	$65,433	$56,070	$199,661	$229,122

[1]	Interest expense, net, for the year ended December 31, 2013 includes debt retirement costs of $17.1 million.

[2]	EBITDA is a non-GAAP measure that management uses as supplemental performance measures. The most directly comparable GAAP measure is net earnings. EBITDA is net earnings adjusted for net interest expense (including debt retirement costs), income taxes, and depreciation and amortization. It should not be considered as an alternative to net earnings computed under GAAP.

[3]	Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Clearwater Paper Corporation
Reconciliation of Operating Income (Loss) to Segment EBITDA and Segment Adjusted EBITDA
Unaudited (Dollars in thousands)

	Three Months Ended		For the Years Ended
	December 31,		December 31,
Consumer Products	2013	2012	2013	2012
Operating income	$14,415	$22,927	$52,799	$93,347
Add back:
Depreciation and amortization expense	16,073	14,855	65,197	54,547
Segment EBITDA[1]	$30,488	$37,782	$117,996	$147,894

Loss on sale of foam assets	-	-	-	1,014
Costs associated with Thomaston facility closure	3,064	-	5,977	-
Segment Adjusted EBITDA[2]	$33,552	$37,782	$123,973	$148,908

	Three Months Ended		For the Years Ended
	December 31,		December 31,
Pulp and Paperboard	2013	2012	2013	2012
Operating income	$37,167	$25,802	$95,781	$103,910
Add back:
Depreciation and amortization expense	6,071	5,566	23,266	23,113
Segment EBITDA[1]	$43,238	$31,368	$119,047	$127,023

Segment Adjusted EBITDA[2]	$43,238	$31,368	$119,047	$127,023

	Three Months Ended		For the Years Ended
	December 31,		December 31,
Corporate	2013	2012	2013	2012
Operating loss	$(13,293)	$(13,249)	$(49,252)	$(51,870)
Add back:
Depreciation and amortization expense	544	435	1,809	1,673
Segment EBITDA[1]	$(12,749)	$(12,814)	$(47,443)	$(50,197)

Expenses associated with Metso litigation	-	71	-	2,019
Directors' equity-based compensation (benefit) expense	1,392	(337)	4,084	1,369
Segment Adjusted EBITDA[2]	$(11,357)	$(13,080)	$(43,359)	$(46,809)

[1]	Segment EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is segment operating income. Segment EBITDA is segment operating income adjusted for depreciation and amortization. It should not be considered as an alternative to segment operating income computed under GAAP.

[2]	Segment Adjusted EBITDA excludes the impact of the items listed that we do not believe are indicative of our core operating performance.

Clearwater Paper Corporation
Reconciliation of Non-GAAP Financial Measures
Unaudited (Dollars in thousands, except per-share amounts)

	Three Months Ended		For the Years Ended
	December 31,		December 31,
	2013	2012	2013	2012

GAAP net earnings	$82,862	$19,852	$106,955	$64,131
Special items, after-tax[1] :
Loss on sale of foam assets	-	-	-	658
Expenses associated with Metso litigation	-	41	-	1,310
Debt retirement costs	-	-	10,781	-
Directors' equity-based compensation expense	976	(194)	2,685	760
Costs associated with Thomaston facility closure	2,149	-	3,944	-
Discrete tax items related to release of uncertain tax positions	(62,798)	-	(67,457)	-
Discrete tax items related to AFMTC/CBPC credit conversions	(66)	(306)	(9,832)	6,398
Discrete tax items related to additional CBPC	-	-	(3,495)	-
Adjusted net earnings[2]	$23,123	$19,393	$43,581	$73,257

GAAP net earnings per diluted share	$3.87	$0.84	$4.80	$2.72
Special items, after-tax[1] :
Loss on sale of foam assets	-	-	-	0.03
Expenses associated with Metso litigation	-	-	-	0.05
Debt retirement costs	-	-	0.48	-
Directors' equity-based compensation expense	0.05	(0.01)	0.12	0.03
Costs associated with Thomaston facility closure	0.10	-	0.18	-
Discrete tax items related to release of uncertain tax positions	(2.93)	-	(3.03)	-
Discrete tax items related to AFMTC/CBPC credit conversions	-	(0.01)	(0.44)	0.27
Discrete tax items related to additional CBPC	-	-	(0.16)	-
Adjusted net earnings per diluted share[2]	$1.09	$0.82	$1.96	$3.10

[1]	Tax effect was calculated using the estimated annual effective tax rate for the period presented.

[2]	Adjusted net earnings and Adjusted net earnings per diluted share exclude the impact of the items listed that we do not believe are indicative of our core operating performance.

CONTACT:
Clearwater Paper Corporation
News media:
Matt Van Vleet, 509-344-5912
or
CFO:
John Hertz, 509-344-5905
or
Investors:
IR Sense
Sean Butson, 509-344-5906